As filed with the Securities and Exchange Commission on March 12, 2012

Amendment 5 filed on May 2, 2012

An Exhibit List can be found on page II-2.

Registration No. 333-179130

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

AMENDMENT NO. 4 TO FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ECO PLANET CORP.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization

7189
(Primary Standard Industrial Classification Code Number

46-0525801
(I.R.S. Employer Identification Number)

93 S Jackson St, #34786, Seattle, WA 98104-2818, Telephone Number –888 375 8633 Fax: 866-885-5653

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC 25 Robert Pitt Drive, Suite 204 Monsey, New York 10952 Tel. 845.425.0077 Fax 845.818.3588

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:
LAW OFFICES OF JONATHAN D. STRUM 5638 Utah Avenue NW – Washington DC 20015 Telephone: (202) 362-9027 – Facsimile: (202) 362-9037 Email: jdstrum@jdstrumlaw.com

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share 1	Proposed Maximum Aggregate Offering Price 1	Amount of Registration Fee

Common stock, $0.0001 par value per share	800,000 shares	$0.15	$120,000	$14.51

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

1. Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

2

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion on March 12, 2012

UP TO 800,000 SHARES

COMMON STOCK

ECO PLANET CORP.

Eco Planet Corp. is offering for sale a total of up to 800,000 shares of its common stock at a fixed price of $0.15 per share (the “Offering”). There is no minimum number of shares that must be sold by us for the Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold.  The Offering is being conducted on a self-underwritten, best efforts basis, which means that our executive officers will attempt to sell the shares. We have not engaged an underwriter. This prospectus will permit our executive officers to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell. The executive officers intend to offer and sell the shares to their friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitation, the telephone, the Internet, and personal contacts. For more information, see the section of this prospectus entitled "Plan of Distribution."

Under the recently enacted JOBS Act of 2012 (April5, 2012) , the Company may be considered an “emerging growth” company (revenue under $1 Billion) and as such may elect to or opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. The company has elected to opt out of the extended transition period. This election is irrevocable.

The proceeds from the sale of the shares in this Offering will be payable as set out in the subscription agreement. This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. All subscription agreements and checks for payment of shares are irrevocable and the company will retain the proceeds from the sale of any of the offered shares that are sold. For more information, see the section of this prospectus entitled "Plan of Distribution."  We may refer to ourselves in this prospectus as "ECO,” the “Company,” "we," or "us.”

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment. Moreover, because we have nominal assets consisting mainly of cash we are considered a shell company.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

SEE "RISK FACTORS" BEGINNING ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.15	$0.00	$0.15
Total	800,000	$120,000	$0.00	$120,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________ __, 2012.

3

PROSPECTUS SUMMARY

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;
•	our business prospects;
•	any contractual arrangements and relationships with third parties;
•	the dependence of our future success on the general economy;
•	any possible financings; and
•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

About Eco Planet Corp.

Eco Planet Corp. was incorporated under the laws of the State of Delaware on September 14, 2011. As of December 31, 2011, we had no employees and our founder, Director and President, ElkaYaron has provided us with services at no cost to the Company.  During 2012, Mrs. Yaron will devote at least five hours each week to us but she may increase the number of hours as necessary.

The Company issued 1,200,000 shares of its common stock to Mrs. Yaron at inception in consideration for payment of $14,400 and issued 500,000 shares of its common stock to Mr. Aharon Shnitzer (our Secretary and Director) at inception in consideration for payment of $6,000.

Eco Planet Corp. is an early stage company (“development stage”) and has limited financial resources. Moreover, because we currently only have nominal assets mainly consisting of cash we are considered a shell company. Beyond the shares to be issued pursuant to this Registration Statement and the capital raised by our officers, we have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not established a source of revenue or financing, which raises substantial doubt about its ability to continue as a going concern.”  Under the Exchange Act, a company like us is considered in its “development stage” if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists: (1) planned principal operations have not begun; or (2) planned principal operations have begun, but no significant revenue has yet been generated.  We fit within the first category.

Our business model is based upon the offering of a bundle of products (“kits”) by theme: Energy-Efficiency, Renewable Energy, Water Conservation, Green Cleaning, and Green Office, for home and small business owners. The kits when sold will be relatively small, inexpensive and simple to install and include items such as LED light bulbs, faucet/showerhead aerators, electricity monitors, and water tank insulation blankets.   We intend to offer products compiled in kits. Each kit will contain 5-10 products.  If we succeed in raising funds, we anticipate that we could start to market our kits within approximately six months.  If we have are unsuccessful in this offering and therefore use our internal resources only, this process will likely take at least one year.  See “Business” for a more detailed description.

Eco Planet is not a blank check company and Eco Planet has no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

4

Our executive offices are located at 93 S Jackson St, #34786, Seattle, Washington 98104-2818, and our telephone number is 888-375-8633.

This Offering

ECO is offering for sale a total of 800,000 shares of common stock at a fixed price of $0.15 per share. There is no minimum number of shares that must be sold by us for the Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold.    This Offering is being conducted on a self-underwritten, best efforts basis, which means that our executive officers will attempt to sell the shares.  We have not engaged an underwriter.  This prospectus will permit our executive officers to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell. Our executive officers intend to offer and sell the shares to their friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 of the Exchange Act. Their intended methods of communication include, without limitation, the telephone, the Internet, and personal contacts.

All subscription agreements and checks are irrevocable and should be delivered to the address provided for in the Subscription Agreement. This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 180 days.

We will deliver stock certificates for shares of common stock purchased directly to the purchasers within 90 days of the close of this Offering or as soon thereafter as practicable.  We anticipate engaging a transfer agent to assist us with the certification and delivery of the shares.

The Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value.  Specifically, the price does not bear any relationship to our assets, book value, historical earnings or net worth.

Shares of common stock offered by us	A maximum of 800,000 shares. There is no minimum amount of shares required to be sold for this offering to close.

Use of proceeds	We will apply the proceeds from this Offering to pay for professional fees and other general expenses. The total estimated costs of this Offering ($20,000).

Termination of the Offering	This Offering will conclude when all 800,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may in our discretion extend the Offering for an additional 180 days.

Risk factors	The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

5

Trading Market	None. We intend to engage a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”). Such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require .

Even if our common stock is quoted or granted a listing, a market for our common shares may not develop.

TABLE OF CONTENTS

Prospectus Summary	4
This Offering	5
Summary Financial Data	6
Risk Factors	6
Use of Proceeds	13
Percent of Offering Received	14
Determination of Offering Price	14
Forward-Looking Statements	15
Market for Common Equity and Related Stockholder Matters	15
Dilution	16
Dividend Policy	16
Market for Securities	16
Management's Discussion and Analysis or Plan of Operation	17
Business	20
Directors, Executive Officers, Promoters, and Control Persons	26
Principal Shareholders	29
Certain Relationships and Related Transactions	30
Description of Capital Stock	30
Plan of Distribution	31
Legal Matters	35
Experts	36
Where You Can Find More Information	36
Indemnification of Directors, Officers, Employees and Agents	37
Other Expenses of Issuance and Distribution	37
Recent Sale of Unregistered Securities	38
Exhibits and Undertakings	38
Signatures	40
Financial Statements	F-I

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                          , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
As of December 31, 2011

Current assets	$24,480

Current liabilities	$4,797

Stockholders’ equity	$19,683

Operating:	For the Period September 14, 2011 (inception) to December 31, 2011

Net revenues	$0
Operating expenses	$717
Net (loss)	$717
Net (loss) per common share basic and diluted	$0
Weighted average number of shares outstanding – basic and diluted	1,590,826

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1. ECO has virtually no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern .

6

We are an early stage company and virtually have no financial resources. We have negative working capital of $717 and stockholders’ equity of $19,683 at December 31, 2011. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended December 31, 2011 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2. Because we have only recently commenced business operations, we face a high risk of business failure.

We were formed in September 14, 2011. All of our efforts to date have related to developing our business plan and beginning business activities. Through December 31, 2011, we had substantially no operating revenues. We face a high risk of business failure.

3. We may be unable to raise sufficient funds to carry out our business plan and which will cause investors to lose all their investment.

There is no guarantee that we will be able to raise sufficient funds to carry out our business plan. Because there is no minimum required for this offering, if we raise a portion of the funds required but not all, investors run the risk of losing their entire investment.

4. Most of our competitors, which include well known websites like GreenYour.com and LowImpactLiving.co, have significantly greater financial and marketing resources than do we

Most of our competitors have significantly greater financial and marketing resources than do we. Many have sophisticated websites and the ability to advertise in a wide variety of media, including television. We will principally depend on the business contacts of our president and word of mouth. There are no assurances that our approach will be successful.

5. There is a web site called www.ecoplanet. com which, by virtue of its name and its affiliated web sites may initially confuse potential customers.

There is a web site called www.ecoplanet. com. It offers a series of additional web sites which mainly sell high end environmentally friendly items for the home. However, this web site and its affiliated sites do NOT offer the type of kits and easy access to small products geared to water and electricity consumption that our site intends to focus on. Our company intends to allow customers to take small steps in becoming environmentally conscious consumers – and is focused on utilities. While our company name is the same as the website, as they have not yet challenged other web sites with similar names, we do not anticipate any legal challenge as regards the use of our company name, Eco Planet Corp. If, however, we were to lose a legal challenge, the company could be required to change our name and/or web site address and could be found liable for damages.

6. ECO is and will continue to be completely dependent on the services of our founders, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

ECO’s operations and business strategy are completely dependent upon the knowledge and business connections of our founders. They are under no contractual obligation to be employed by us. If they should choose to leave us for any reason or if they become ill and are unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of our executive officers or an appropriate replacement(s).

7. ECO’s founders, have no background or track record in running an internet based company or in consumer retail sales.

Eco’s founders do not have a background in internet or online marketing. Nor do they have experience in managing a public company or a consumer retail entity. Therefore, their collective inexperience may lead to poor business decisions and investors could lose all their investment in the company.

8. We will be dependent on the alternative energy, green and environmentally friendly industries.

Our financial prospects will be significantly dependent upon our sale of green, environmentally friendly and alternative energy related products.  These types of products, collectively “ecologically conscious products” are dependent on personal discretionary spending levels. As a result, sales of ecologically conscious products tend to decline during general economic downturns and recessions. Accordingly, the current economic recession has led to a weakening in the fundamental demand for our website and intended products and may adversely affect the alternative energy, green and environmentally friendly industries   and our business and results of operations.

9. We will be dependent of third party suppliers, third party marketing partners and third-party (outsourced) customer service representatives .

The Company will be dependent on third party suppliers as initially the company does not intended to manufacture any products. The Company will also be dependent on the continued successful functioning of third-party marketing partners, including other web sites, product suppliers and there is the chance that they not provide us with the leads and service we require and may fail on their own not related to us. Finally, as we expect to outsource customer service, we could suffer from bad service which will negatively impact our brand and we may not be able to control such service.

10.      We currently do not have any agreements with third party suppliers or third party marketing partners . Our expectation of earning a 20% commission from such third party suppliers may not come to fruition. As a result, we may not be able to carry out our business plan and investors could lose all their money.

While based on our research to date, we believe that a 20% commission for this type of transaction is industry standard, Eco Planet does not currently have in place any agreements with third party suppliers of the products we intend to sell. Therefore, Eco Planet may not be able to reach agreements with third party suppliers and may achieve a twenty percent (20%) commission rate on the products it expects to sell. Eco Planet also does not have in place any agreements with third party marketing partners. If Eco Planet is not successful in securing third party supplier agreements with a significant commission it will not be able to carry out its business plans and investors could lose all their investment. Similarly, if Eco Planet is not successful in securing good third party marketing partners, it will not be able to carry out its business plan and investors could lose all their investment.

11. We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, Eco Planet will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be a potentially substantial expense to our operations and if we are unable to commence sales and build a revenue stream these costs will have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

7

12.  Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

• pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

• provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

• provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

13. The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, Eco Planet will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance (auditing and legal) could be significant and could exceed our revenues. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business which would result in our being unable to continue as a going concern.

Risks Related to Our Common Stock

14. We have only cash assets and are considered a “shell company” and are subject to more stringent reporting requirements.

Because we have nominal assets and no revenue, we are considered a "shell company" and will be subject to more stringent reporting requirements. The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet reflects that we have no cash or any other tangible asset and, therefore, we are defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes the resale of restricted securities by shareholders of a shell company more difficult.

15.  We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock, of which 1,700,000 shares are issued and outstanding and 2,500,000 will be outstanding, assuming that this Offering is fully subscribed. The future issuance of additional shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

16.  FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

8

17.  Our common shares will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

18.  There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over the Counter Bulletin Board (the “OTCBB”) after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such an application. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

9

There is no assurance that a market maker will file an application for quotation of our stock, or that, if filed, such an application will be accepted. Even if an application by a market maker for quotation of our common stock on the Over The Counter Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

19.  The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

20.  The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

21.  Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

10

22.  Because  our officers and Directors are located in non-U.S. jurisdictions, you may have limited effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, Directors, experts and agents.

Since our key Officers and Directors, Ms. Yaron and Mr. Shnitzur reside in Israel, any attempt to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and;
•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;
•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our key Officers and Directors do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or the Officers or Directors in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

23.  If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the Over-the-Counter Bulletin Board, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our Common Stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our Common Stock may find it difficult to sell their shares.

11

24.  Any trading market that may develop in Eco Planet may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of Eco Planet stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions, including any stock issued pursuant to this registration statement. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of Eco Planet investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities. In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc.’s or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona. Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities effected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states are: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island. However, in other states, investors may not be able to purchase and sell Eco Planet securities. Accordingly, potential Eco Planet investors should consider the secondary market for Eco Planet securities to be a limited one.

25.  Delaware law may inhibit a takeover

Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of Eco Planet, even if such transactions would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our stock. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested stockholders. The combination of these provisions effectively inhibits a non-negotiated merger or other business combination.

26.  Voting control of our common stock is possessed by Mrs. Yaron and Mr. Shnitzer. This concentration of ownership could discourage or prevent a potential takeover of ECO that might otherwise result in your receiving a premium over the market price for your common stock.

The voting control of our common stock is possessed by Mrs. Elka Yaron, our President, Chief Executive Officer, Treasurer and Director, who was issued 1,200,000 shares of our common stock for $14,400, on December 21, 2011 and by Mr. Aharon Shnitzer our Secretary and Director, who was issued 500,000 shares of our common stock for $6,000 on December 21, 2011. Holders of our common stock are entitled to one non-cumulative vote per share on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Mrs. Yaron and Mr. Shnitzer have the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock.  Even if the entire offering is subscribed to, Ms. Yaron and Mr. Shnitzur will have the ability to control all matters submitted to the stockholders and to control our management and affairs.

12

27.  Our bylaws provide for indemnification of officers and Directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or Directors.

Our bylaws and applicable Delaware law provide for the indemnification of our Directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our Directors, officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a Director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

28.  If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

All of the currently outstanding shares of our Common Stock are ‘‘restricted securities’’ within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an ‘‘automated quotation system’’ and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, Director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. None of our currently outstanding shares of Common Stock have been held for one year or more, and none of those shares is held by a non-affiliate. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

Risks Related to Government Regulation of Internet Commerce

29. Governments may decide to regulate in such a way as to impact our ability to be profitable and decrease the growth of internet commerce.

There are an increasing number of laws and regulations in the United States and abroad pertaining to communications and commerce on the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of products and services. Moreover, the application to the Internet of existing laws governing issues such as intellectual property ownership and infringement, pornography, obscenity, libel, gaming, employment and personal privacy is uncertain and developing. Any such legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet in general, prevent us from delivering our content in different parts of the world and increase our costs of selling products or otherwise operating our business. Furthermore, legislation regulating online content could limit the growth in use of the Internet generally and decrease the acceptance of the Internet as an advertising and e-commerce medium.

30. Regulations and privacy laws could limit the effectives of our internet sale and marketing activity.

Websites typically place identifying data, or cookies, on a user's hard drive without the user's knowledge or consent. We and many other Internet companies will use cookies for a variety of different reasons, including the collection of data derived from the user's Internet activity. Any reduction or limitation in the use of cookies could limit the effectiveness of our sales and marketing efforts. Most currently available Web browsers allow users to remove cookies at any time or to prevent cookies from being stored on their hard drive.

Some privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. In addition, the European Union and many countries within the EU have adopted privacy directives or laws that strictly regulate the collection and use of information regarding Internet users that is identifiable to particular individuals. Privacy legislation has been proposed in the U.S. as well, and the U.S. Federal Trade Commission has taken action against website operators that do not comply with state privacy policies. These and other governmental efforts may limit our ability to target advertising or collect and use information regarding the use of our websites. Fears relating to a lack of privacy could also result in a reduction in the number of our users and subscribers which could harm our business and financial results.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 800,000 shares offered at a public offering price of $0.15 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

13

PERCENT OF NET PROCEEDS RECEIVED

	25%	40%	60%	100%
Shares Sold	200,000	320,000	480,000	800,000
Gross Proceeds	40,000	$48,000	72,000	120,000
Less Offering Expenses	(20,000)	$(20,000)	$(20,000)	$(20,000)
Net Offering Proceeds	20,000	$28,000	52,000	100,000

The use of net offering proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. We plan to use the proceeds for the establishment of our operations; and, depending on the amount of funds raised for marketing, travel and for the design and development of our web site as below. All amounts listed below are estimates.

Amount raised after Offering Costs	20,000		$28,000		$52,000		$100,000
Legal and Accounting	3,000		$5,000		$10,000		$15,000
Travel	3,000		$5,000		$5,000		$15,000
Web Site Design	5,500		$6,500		$6,500		$5,000
Web Site Development	5,500		$5,500		$5,500		$5,500
Inventory Costs	10,000		10,000		10,000		10,000
Advertising/marketing	4,000		$4,500		$14,500		$30,500
Computer/Fax/ General and Administrative SEO costs	1,000		$1,500		$10,500		$19,000

Total Estimated Expenses	$32,000	*	$38,000	*	$62,000	*	$100,000

Our offering expenses are comprised of legal and accounting expenses and printing costs. Our officers and Directors will not receive any compensation for their efforts in selling our shares. * Eco Planet will use its cash on hand to supplement any shortfall between expenses and the Net Offering Proceeds.

We intend to use the proceeds of this offering in the manner set forth above. In the event that we do not raise the entire amount we seek to raise, and are unable to generate revenues to raise that amount, then we may cut back on some of the costs (such as advertising, travel and website design and development), or we may attempt to raise additional funds via private placements or sales of securities to or loans from our Directors in order to make up any shortfall. We do not have any agreements in place with our Directors to provide loans to the company if needed. We do not intend to use the proceeds to finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this Registration Statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors, who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

The Company will be offering the shares of common stock being covered by this prospectus at a price of $0.15 per share. The offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Since none of our securities are listed or quoted on any exchange or quotation system, the offering price of our common stock was unilaterally determined solely by our Board of Directors.

14

The facts we considered in determining that offering price were our financial condition and prospects; our limited operating history; the general condition of the securities market; and Management’s informal prediction of demand for securities such as the shares of common stock.

The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section the Management’s Discussion and Analysis or Plan of Operation section and those discussed elsewhere in this prospectus.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including by the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading History

There is currently no public or other market for our Common Stock, and we cannot guarantee that any such market will develop in the foreseeable future. We intend to engage one or more registered broker-dealers to file an application with FINRA on our behalf so as to be able to quote the shares of our Common Stock on the Over-the-Counter Bulletin Board maintained by FINRA. As of the date of this prospectus, we have not identified any such broker-dealers and are not in negotiations with any. There can be no assurance that any such broker-dealer will ever file such an application, or that such an application, if filed, will be accepted.

Our authorized capital stock consists of 150,000,000 shares of Common Stock, with a par value of $0.0001 per share. As of December 31, 2011, there were 1,700,000 shares of our Common Stock issued and outstanding. Our shares are held by two (2) stockholders of record.

Share Purchase Warrants

Prior to this offering, we have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

15

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2011. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. The following table represents the related Dilution.

Shares Sold	800,000
Gross Proceeds less offering Expenses	$100,000
Historical Net Tangible Book Value	$15,183
Historical Net Tangible Book Value Per Share	$0.0089
Increase per share to existing Shareholders	$0.0371
Net Tangible Book Value Per Share After the Offering	$0.0461
Dilution Per Share to New Shareholders	$0.1039
Dilution Percentage to New Shareholders	69.28%

DIVIDEND POLICY

Since inception, we have never paid cash or any other form of dividend on our common stock.  We do not anticipate paying cash dividends in the foreseeable future. Any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We intend to engage a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts.  This means that the shares of a company can only be traded manually between accounts, which takes days and is not a realistic option for companies relying on broker dealers for stock transactions.  While DTC-eligibility is not a requirement to trade on the OTCBB, electronic trading is necessary to process trades on the OTCBB if a company’s stock is going to trade with significant volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

There is no Eco Planet common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, all current shares of our outstanding common stock are held by Mrs. Yaron, our president (1,200,000 shares), and Mr. Shnitzer, our secretary (500,000 shares). Because we are a shell company the resale of shares will be particularly restricted.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by two stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a “shell company”.

16

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

• If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

• If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available, typically by means of issuing periodic press releases.

However, no assurance can be given as to:

• the likelihood of a market for our common shares developing,

• the liquidity of any such market,

• the ability of the shareholders to sell the shares, or

• the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated on September 14, 2011 and all of our business activity through December 31, 2011 involved incorporation efforts, preparation of this Offering and completing the market research for our business.

17

We are a development stage company and have extremely limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in its report emphasizing the uncertainty of our ability to remain a going concern. We will provide Internet search and advertising services that facilitate access to alternative energy information relevant to specific topics of interest, products and related services on the Internet. Our principal sources of revenue are anticipated to include:

•	Commissions from third-party supplier web sites; and
•	Profit from acquisition and sale of inventory; and

•	Advertising on our website

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “ implementing system and controls” and substitute “Liquidity ” below or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

We will pay all costs relating to this Offering estimated at $20,000. This amount will be paid as and when necessary and required or otherwise accrued on our books and records until we are able to pay the full amount due either from revenues or loans providing sufficient capital. Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, we may need to seek additional financing sources to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment, and for continued operations.

Since completing the market research for the business, most of our resources and work have been devoted to planning our business, market research and completing our registration statement. When those procedures are done, which we believe will occur over the next two months, we will begin work to update and enhance our website. We will then need to begin introductory marketing to attract customers to our sites. We believe that the work needed to complete and open our website will range from $5,000 to $10,000 if outside contractors and experts are used. If we raise funding to outsource these procedures, of which there are no assurances, we can only make a portion of the intended functionality and features of our website available within approximately one year. If we have to use our internal resources only, the process will likely take much longer and will be done one website at a time. To do this we would use friends and associates of management and freelance programmers and others who would work with us on a part-time basis. The freelancers will be people who help us after work at their principal places of employment or professionals who are temporarily unemployed. They will have the capabilities of doing the required tasks but will be unable to provide continuous time to the undertaking. There can be no way to estimate how much time or costs would be required in that case. If we are unable to raise any funds, the cash costs would have to be provided by our President to the extent that she is capable of providing funds. Our goal would be to have our website up and running within one year, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees, consultants or independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the sites that we have acquired.

18

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization. These obligations will reduce our ability and resources to expand our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. Issuing shares of our common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of ECO because the shares may be issued to parties or entities committed to supporting existing management. We may offer shares of our common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them. There are no other significant liabilities at December 31, 2011.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 Subsequent Events.  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

We have implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

19

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

The Company has chosen to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable.

Seasonality

We have not noted a significant seasonal trend in our business (or businesses like ours) although having just commenced operations it is too early for management to identify the impacts of seasonal trends on our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, or obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

We were incorporated under the laws of the State of Delaware on September 14, 2011 and will initially sell our kits only in Israel.  We intend to offer a bundle of products (“kits”) by theme: Energy-Efficiency, Renewable Energy, Water Conservation, Green Cleaning, and Green Office, for home and small business owners. The products that comprise the kits will be all relatively small, inexpensive and simple to install such as LED light bulbs, faucet/showerhead aerators, electricity monitors, and water tank insulation blankets.  At March 9, 2012, we had no employees. For the remainder of 2012, our President and our Secretary will each devote at least five hours a week to us but may increase the number of hours as necessary.

The Company issued 1,700,000 shares of its common stock to its officers at inception in exchange for $20,400. We are a development stage company and have no financial resources. We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their Report on our Financial Statements that “the Company has not established a source of revenue or financing, which raises substantial doubt about its ability to continue as a going concern.”

Eco-Planet intends to be a website (www.eco-p .org) for energy efficiency solutions and aspects of sustainable living. We will provide products and tips that enable consumers to buy and install energy efficient products, water saving products, and other eco-friendly products for their home.

We help homeowners answer the questions:

“How can I most effectively reduce my energy bill and water bill?”

“How can I make choices that reduce my energy consumption and protect the environment?”

“How can I promote sustainability?”

Finding the answers would entangle a buyer in hours of research. We intend to provide answers based on a mix of factors including technology, lifestyle, household profile, geographic region – drawing on databases from publicly available information. By gathering some simple facts via a quick questionnaire, we intend to target suggestions based on users’ answers. Eco-Planet expects to enable customers to cut through the complexity by providing customers with individualized recommendations of a bundle of products for their home. Our convenient online channel is expected to enable customers to purchase these solutions at competitive prices.

20

Our website (www.eco-p .org) will feature a Savings Estimator that integrates lifestyle factors, installed systems, and household profiles, to help customers estimate cost savings, payback periods and anticipated CO2 abatement for using particular energy-saving/water conservation kits.  For all purchases made using Eco-Planet, the results of the Savings Estimator are reflected in a Green Savings Widget that consumers can access anytime on the Eco-Planet website, or choose to publish on their Facebook Wall. The Savings Tracker reflects savings in terms of Dollars, pounds of CO2 emissions, gallons of water, and tons of landfill waste.

We note that there is another web site, www.ecoplanet. com, which could be considered a competitor site. While there may be some confusion at the outset and there may be some overlap between offerings, we believe that our web site will be targeted initially to the Israeli market and there be will not be any confusion. Further, www.ecoplanet. com mainly refers users to other sites and is focused on higher end environmentally friendly products for the home and personal use such as furniture and clothing. It does NOT offer the types of environmentally friendly kits that we expect to be our bread and butter – which are small products and kits geared primarily to saving energy and water. Our company, will enable customers to take small, sometimes incremental steps in becoming environmentally conscious consumers. As there are other companies with reasonably similar names which have not been the subjects of suits by www.ecoplanet.com, we do not expect any challenge to our name or our site from them. If we are successful in raising funds pursuant to this offering we may seek to list our kits and products on their web site as well.

We are in the process of applying for the US Department of Energy’s “Home Energy API” which supplies the scoring tool on which we intend to base our Savings Estimator. We do not anticipate any difficulty in obtaining the Home Energy API – which may then need to be modified for the Israeli market place.

Business Summary

Eco-Planet offers a bundle of products (“kits”) by theme: Energy-Efficiency, Renewable Energy, Water Conservation, Green Cleaning, and Green Office, for home and small business owners. The products that comprise a kit are all relatively small, inexpensive and simple to install such as LED light bulbs, faucet/showerhead aerators, electricity monitors, and water tank insulation blankets.

We will buy many of the products directly form the factory and have them shipped to a packing and fulfillment center, where they will be packaged into a one size – energy saving kit. Our initial 500 kits will contain 10 light bulbs, 10 water aerators and one energy monitor.

21

Business Model

Eco-Planet addresses the need to inform consumers about ‘green’ technology choices, and the importance of friend referrals, by leveraging the power of social networking. The website will offer a convenient one-stop shop for homeowners who are seeking to reduce their energy consumption through the use of energy-efficient products priced at, or below, major retailers’ prices.

According to our belief, greening information currently available to consumers is confusing and cluttered.  Our website will aggregate and simplify this information, enabling consumers to save money and live more sustainably.  GreenKit’s unique Savings Estimator will provide customized recommendations of eco-friendly products along with information on annual savings, payback periods and anticipated CO 2 abatement. The Calculator will also draw on the Database of State Incentives for Renewables and Efficiency (DSIRE) to incorporate information on state-specific rebates and incentives that are currently available to customers.

‘Stickiness’ – the desired ability to keep people on our website and making purchases — will be built into the website in multiple ways. Purchases made on our website will be added to the Green Savings Estimator and if the user chooses, their purchases will be communicated to friends via a Facebook News Feed. This gives the user boasting rights and enables them to spread the word to friends by doing frugally savvy and ethically admired actions themselves. Additionally, we will send updates to the user on new relevant solutions and new rebate programs. . We will build an active community of users by providing updated information on greening via a retailer blog and forums for product peer reviews. The concept is to give the user a reason to keep coming back and to keep them there for transactions while they are there.

We hope to sign an agreement with residential distributors of energy efficiency-related products in the United States and elsewhere, to supply introductory products all of which reduce energy consumption in the home. In addition, we intend to negotiate terms with appliance distributors to have energy efficient large appliances drop-shipped to consumers’ homes.

For example, the Company has entered into discussions with Lin'an Zeyu Lighting Appliance Co., in Hangzhou for supplying energy saving light bulbs. We are currently looking for a company in China to aggregate our orders into our kits, assist with buying merchandise on our clients behalf in China, and ship them via courier directly to our customers. We believe we can increase our profit margins this way.

We have reached agreement with several companies in China to provide products. Initially they will ship the products to a location designated by us and we will arrange to assemble the kits. We are looking for a company in China to aggregate our orders into our kits, assist with buying merchandise on our clients behalf in China, and ship them via courier directly to our customers. We believe we can increase our profit margins this way. But at the outset we will arrange assembly and ship the kits ourselves.

The Company has reached agreement with with Lin'an Zeyu Lighting Appliance Co., in Hangzhou to provide energy saving light bulbs. We have agreed that the initial purchase will be 5,000 light energy saving bulbs. Each kit will contain 10 light bulbs which will allow us to fulfill 500 kits. Bulbs will cost $4.5 per kit. Our total cost of the bulbs will be $4,500 for 500 kits.

We have further negotiated with Ningbo Ivy Industries Limited. Fangqiao Industrial District,Fenghua,Ningbo, Zhejiang, China for water conservation products. We will offer Water Conservation by offering inserters which aerate the water. The cost is of each unit is $0.20 and we will order a total of 5,000 units which will be enough for 500 kits as we will have 10 in each kit. Our total cost will be $1,000 for 500 units.

We have also negotiated Shenzhen Wanfang Hi-Tech Co. Ltd. in Shenzhen China for Energy Monitors. We intend to place an initial order for 500 monitors (one monitor per kit). The cost per monitor is $7, total cost will be $3,500 for 500 kits before further negotiation.

Our total costs for the kits will be in the range of $9,000-$10,000 inclusive of shipping to us.

We have begun the design of our web site. We have prepared our questionnaire and have begun preparing standardized answers based on data input.

1 McGraw-Hill Construction's “Green Outlook 2011: Green Trends Driving Growth”.

22

We envision the process working as follows:

1.	an order is placed on our site, the customer receives an automatically generated receipt via email. Since orders are processed via our third party shopping cart software, we do not collect or hold any personal customer credit card information in our database, to avoid incurring any liability. As soon as the order is placed, a fulfillment email will be automatically generated and sent to the relevant supplier/s with a packing slip attached as a pdf file. The supplier will then package the item and ship it to the customer, and will send our customer support representative an email with shipping information and package tracking numbers.

2.	Our supplier partnerships will allow our business to operate with minimal fixed assets and an extremely low cost structure. All inventory will be held by our suppliers until the point of sale. Fulfillment issues, including drop shipment and returns, are processed by their customer support teams. Any Eco-Planet customer support inquiries will be handled by Eco-Planet outsourced customer support representatives based in India.

3.	We intend to keep inventory costs down and will initially only purchase enough for 500 kits

4.	No physical infrastructure for logistics and delivery.

We intend to earn the bulk of our revenues through from the sale of inventory, commissions on all sales (roughly 20% of the top line with potential suppliers). Based on our research to date, we believe that a twenty percent (20%) commission is an industry standard. There is, however, no guarantee that we will be able to achieve that. We expect that as our business grows, we will expand our network of suppliers to broaden the range of products offered. In addition to our website, we will engage in direct marketing of our products to particular commercial segments, in particular multi-unit apartment building managers and independent hotel chain managers.

Initially, we intend to purchase enough inventory to make 500 kits. They will be shipped to a pick and pack fulfillment center which will physically package the kit and ship the merchandise to our customers. We are in discussions regarding pricing and requirements.

We expect that as our business grows, we will expand our network of suppliers to broaden the range of products offered. In addition to our website, we will engage in direct marketing of our products to particular commercial segments, in particular multi-unit apartment building managers and independent hotel chain managers.

6. Marketing Strategy

Our research has highlighted the importance of word-of-mouth channels in influencing homeowners’ green purchasing decisions and our marketing plan has been designed with a strong viral focus leveraging social networking platforms.

We intend to integrate with Facebook, so that buyers can compare their own ‘green savings’ to those of their friends. Friends share information about vetted green solutions. At checkout, a consumer can elect to publish details about their online purchase on their Facebook Wall, describing their savings and the products purchased. Not only does this expand our market but it also enables consumers to leverage their friends’ experience of suitable solutions. We intend to offer weekly green quizzes, and prizes in the form of large product discounts. Quiz winners will be invited to post their award/badge on their Facebook Wall.

We intend to simultaneously build broad brand recognition through conventional media channels. We intend to negotiate reciprocal links with a number of partner sites, and have commenced initial discussions with other high profile corporate partners like Zillos, OPower and Car2Go (Israel) to explore opportunities for partnership/cross-promotion. No agreements, however, have yet been reached with these high profile corporate partners. We plan to seek publicity through other green lifestyle/building sites (e.g. free article submissions on TreeHugger.com and TheGreenGuide.com), mass-media sites (Huffington Post, Planet Green, Green TV), and the local press in geographies that we are targeting such as Israel. Smaller industry-specific site postings and local press postings will be obtained for free by contacting the editors of the relevant online publications and sending press kits with suggested articles and graphics. Obtaining article postings on the mass-media sites and popular blogs will require some PR spend, we estimate in the order of $2,000 per month, for the creation of electronic press kits and for approaching editors of the relevant high-traffic sites/media channels.

In addition, we intend to contract with an established Search Engine Optimization (SEO) firm that can also provide website development support. SEO spend is crucial to increase site traffic and constantly iterate to improve our conversion rate. Key activities will include on-page and off-page optimization, link building activities, SEO article creation and postings, and Wordpress blog development and maintenance. We expect initial SEO setup costs to be about $2000, followed by a monthly retainer. The retainer will vary depending on the amount of development work required. In addition, we expect our paid advertising spend on Adwords and Facebook advertisements to range from $1000-$2000 per month.

23

As our site gains popularity, we expect the cost of customer acquisition to decrease. For example, if we spend $1,000 on the site and get one customer, the cost of customer acquisition is $1,000 per customer. As the site gains popularity and more people hear of the site and are driven to the site, the cost of customer acquisition is driven down. That same $1,000 for 100 customers means that the cost of customer acquisition is now $10 per customer. Meanwhile, customers will become increasingly valuable as they begin contributing to the social network while also moving up the expenditure pyramid with us. Equally important, we expect and hope that customers will also encourage their friends to go green. Our site integrates a host of resources not related to commerce, such as challenges based on energy efficient behavioral change and weekly green tips. Our goal is to foster an online community where people teach, encourage, and challenge their peers.

24

Competition

We intend to compete with companies that provide both mainstream and specialty niche oriented content and media sites focused within the alternative energy and clean technology sectors, as well as referral and affiliate programs and advertising services that are similar to our services. Many current and potential competitors have and can devote substantially greater resources to promotion, website and systems development than we can. In addition, as the use of the Internet and other online services increases, larger, well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of energy saving solution providers.

In addition, we cannot provide any assurance that another search service will not successfully offer a competitive service. We believe it is likely that there will be additional entrants to the energy saving market. These competitors will compete against us for potential clients and third party subcontractors. This competition could cause us to enter into subcontractor agreements with less favorable terms or lose potential subcontractors.

We expect to compete using our ability to develop opportunities that we except we will be able to take advantage of quickly. For example, we believe that we will be able to find products from a wide array of places – not just the United States and Europe. Israel, for example has a burgeoning “green” marketplace and because our officers and directors are based there, we will have the ability to access and sell those Israeli products first. Additionally, we have already located sources of products in China as well. However, we cannot predict the likelihood or timing for our success. No assurances can be given that our competitive strategy will have any success.

Intellectual Property

We have no patents or trademarks but we intend to register trademarks for our business when we will have financial resources to do so.

Government Regulation and Industry Standards

There are an increasing number of laws and regulations in the United States and abroad pertaining to communications and commerce on the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of products and services. Moreover, the application to the Internet of existing laws governing issues such as intellectual property ownership and infringement, pornography, obscenity, libel, gaming, employment and personal privacy is uncertain and developing. Any such legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet in general, prevent us from delivering our content in different parts of the world and increase our costs of selling products or otherwise operating our business.

The Company does not believe that there are any laws or regulations that would inhibit the sale of products in our business. The Company will make every effort to ensure that the products it sells are certified “green” or “organic” by the appropriate regulating entity (many of which will be non-governmental actors). The Company will have appropriate privacy policies in effect . Additionally, since Israel is our initial target market, the company does not believe there are any government regulations in Israel that would inhibit the sale of our products.

25

Furthermore, legislation regulating online content could limit the growth in use of the Internet generally and decrease the acceptance of the Internet as an advertising and e-commerce medium.

Websites typically place identifying data, or cookies, on a user's hard drive without the user's knowledge or consent. We and many other Internet companies will use cookies for a variety of different reasons, including the collection of data derived from the user's Internet activity. Any reduction or limitation in the use of cookies could limit the effectiveness of our sales and marketing efforts. Most currently available Web browsers allow users to remove cookies at any time or to prevent cookies from being stored on their hard drive.

Some privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. In addition, the European Union and many countries within the EU have adopted privacy directives or laws that strictly regulate the collection and use of information regarding Internet users that is identifiable to particular individuals. Privacy legislation has been proposed in the U.S. as well, and the U.S. Federal Trade Commission has taken action against website operators that do not comply with state privacy policies. These and other governmental efforts may limit our ability to target advertising or collect and use information regarding the use of our websites. Fears relating to a lack of privacy could also result in a reduction in the number of our users and subscribers which could harm our business and financial results.

Employees

As of January 23, 2012, we had no employees. During the remainder of 2012, each of our officers will devote at least five hours a week to us and may increase the number of hours as necessary. There is no written independent contractor agreement with our President or our Secretary. We will also use independent contractors and consultants to assist in many aspects of our business on an as-needed basis pending financial resources that become available to us.

Property

Our office and mailing address is 93 S Jackson St, #34786, Seattle, WA 98104-2818, USA This space is provided to us free of charge. There is no written lease agreement.

Litigation

To our knowledge, we are not a party to any current, pending, or threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
ElkaYaron	64	President, CEO, CFO, Treasurer, Chairman, and principal accounting officer
Aharon Shnitzer	53	Secretary and Director

Ms. Yaron and Mr. Shnitzer have served as officers and directors of the Company since September 20, 2011. As officers without an employment agreement their term is indefinite until removed by the Board. As Board members their terms expire on December 31, 2012. It is expected that after this offering they will continue to be able to control the Board (see Risk Factor 20 at page 12 above) and as such are expected to continue as Directors after December 31, 2012.

Ms. Elk Yaron

Ms. Elka Yaron has been a sole practioner in a home based beauty salon since 2002-present.  During this time she has been a supporter of  the Israel Union for Environmental Defense (IUED), an environmental NGO.  In addition, she has been active in SPNI – the Society for the Protection of Nature in Israel. Ms. Yaron conceived of the idea for the Company based, in part, on feedback and discussions she heard in her salon and through her involvement with IUED and SPNI. Ms. Yaron has no experience in running an internet business nor in running a retail operation. Ms. Yaron does, however, have experience in dealing with customers, listening to their needs and adapting her offerings to their requirements. Ms. Yaron has not served on the Board of Directors of a public company.

26

Mr. Aaron Shnitzer

Since 1993, Mr Shnizter has owned, run and managed an organic and environmentally friendly farm, Arale’s Farm in Moshav Chemed in Israel. The farm sells commercial quantities of organic goat cheeses as well as a selection of organic spices. It is a visited farm for its ecological undertakings and many students and children visit and receive lectures on the benefits of organic farming and environmentally conscious living.  Mr. Shnitzer is responsible for all aspects of management, including financial and sales.   Mr. Shnitzer is an active participant in organic and environmental related matters. Mr. Shnitzer does have experience in running a retail operation and experience in the organic, green and environmentally friendly business world but has never served on the Board of Directors of a public company.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

We are not requiring any member of management to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only two officers, and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

In addition, we cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our directors’ terms of office expire on December 31, 2012. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

During the past ten (10) years, no present director, executive officer or person nominated to become a director or an executive officer of ECO:

1.	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

27

i.  acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

6.	was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

7.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee system s . We do not anticipate having a five member board at least until after we have raised the funds contemplated by this offering. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation”.

All directors will be reimbursed by us for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees. We will consider applying for officers’ and directors’ liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from September 14, 2011 (inception) to December 31, 2011, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Elka Yaron CEO, CFO and Director	2011

Aharon Shnitzur, Secretary and Director	2011	-	-	-	-	-	-	-	-

28

There is no formal employment arrangement with our officers and no compensation has been fixed or based on any percentage calculations. The Directors will make all decisions determining the amount and timing of officer compensation and, for the immediate future, officer of the Company will not receive any monthly compensation until we are able to implement our business plan and meet our outside obligations.

Grants of Plan-Based Awards Table

Our Named Executive Officers did not receive any grants of stock, option awards or other plan-based awards during the period ended December 31, 2011. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

Our Named Executive Officers did not exercise any stock options, and no restricted stock units held by our Named Executive Officer vested during the period ended December 31, 2011. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

Our Named Executive Officers did not have any outstanding stock or option awards as of December 31, 2011 that would be compensatory to the officer. We have not issued any awards to our Named Executive Officer. We may grant awards as we see fit to our employees, as well as to key consultants.

PRINCIPAL SHAREHOLDERS

As of April 25, 2012, we had 1,700,000 shares of common stock outstanding which are held by two shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of January 23, 2011; of all directors and executive officers of ECO; and of our directors and officers as a group.

		Amount of	Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares (a)	Beneficial Ownership (b)	Before Offering	After Offering (d)
Common	ElkaYaron	1,200,000	70.59%	48%
Common	Aharon Shnitzer	500,000	29.41%	20%

	All Directors and Officers as a group (2 persons)	1,700,000	100%	%

29

(a) The address for purposes of this table is the Company’s address which is 93 S Jackson St, #34786, Seattle, WA 98104-2818, USA

(b) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.  No options, warrants or convertible securities have been issued or are presently outstanding.

(c)  Assumes the sale of the maximum amount of this Offering (800,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the Offering would be 2,500,000 based upon such assumption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of ECO is Mrs. ElkaYaron, our chief executive officer, president and chief financial officer.

We issued 1,200,000 shares of our common stock to its President and Chief Executive Officer in consideration for $14,400. Payment was received on December 21, 2011.

We issued 500,000 shares of our common stock to its Secretary and Director in consideration for $6,000. Payment was received on December 21, 2011.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Delaware on September 14, 2011. ECO is authorized to issue 150,000,000 shares of common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 150,000,000 shares of common stock. There are 1,700,000 shares of our common stock issued and outstanding as of January 23, 2012 that are held by two shareholders.

The holders of our common stock:

• have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

• are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

• do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

• are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding the negative implications of being classified as a “Penny Stock.”

30

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock", the protection provided by the federal securities laws relating to forward looking statements does not apply to us because our shares are considered to be penny stocks for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Transfer Agent

We have not yet appointed a transfer agent.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by two shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We will approach a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA following the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this Offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a best-efforts basis utilizing the efforts of Mrs. Yaron, president of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of  Mrs. Yaron and the other Director. The intended methods of communication include, without limitation, telephone calls and e-mails to personal contacts. In her endeavors to sell this Offering, Mrs. Yaron will not engage in general solicitation or use any mass advertising methods over the Internet or through the print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Mrs. Yaron will not receive commissions for any sales originated on our behalf. We believe that Mrs. Yaron is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mrs. Yaron:

31

1 Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.	Is not an associated person of a broker or dealer; and

c.	Meets the conditions of the following:

i. Primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No officers or directors of the Company may purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker-dealer participating in this Offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the Offering will be sold.

The proceeds from the sale of the shares in this Offering will be payable to the Company. There is no minimum number of shares that must be sold by us for the Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold.   Funds shall be released to ECO upon receipt of such funds.

Investors can purchase common stock in this Offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

We will pay all expenses incident to the registration, Offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

32

Any purchaser of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. We intend to engage a market maker that will agree to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

33

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

 Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

• the basis on which the broker or dealer made the suitability determination, and

• that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

34

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide ECO with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to become a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this Offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Jonathan D. Strum.

35

EXPERTS

The financial statements of ECO as of December 31, 2011 and for the period September 14, 2011 (inception) to December 31, 2011 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Weinberg & Baer LLC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this Offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this Offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we do currently intend to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Eco Planet Corp.

93 S Jackson St, #34786, Seattle, WA 98104-2818, USA

Telephone number (888) 375 8633

36

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and Directors are indemnified as provided by the Delaware General Corporate Law and our bylaws.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify Directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a Director, officer, employee or agent of our company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise. Article V of our bylaws provide that we shall indemnify our Directors and officers, our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a Director or officer in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the Director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Securities and Exchange Commission registration fee	$23.22
Legal fees and miscellaneous expenses (1)	$12,000
Accounting fees and expenses (1)	$8,000
Total (1)	$20,023.22

(1) Estimated.

37

RECENT SALES OF UNREGISTERED SECURITIES

On September 21, 2011 the Company issued 1,200,000 shares of common stock to a Director of the Company, for a $14,400 subscription receivable. Payment was received on December 21, 2011

On September 21, 2011 the Company issued 500,000 shares of common stock to a Director of the Company, for a $6,000 subscription receivable. Payment was received on December 21, 2011

The shares that were issued to each of Mrs. Yaron and Mr. Shnitzer were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4.2 of the Securities Act.

EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit	Description
*3.1	Certificate of Incorporation of Registrant
*3.2	By-Laws of Registrant
*5.1	Opinion of Jonathan D. Strum regarding the legality of the securities being registered
23.1	Consent of Weinberg and Baer, LLC.
*23.2	Consent of Jonathan D. Strum (included in Exhibit 5.1)
*99.1	Subscription Agreement

•	Previously filed.

 UNDERTAKINGS

Undertakings

(A) The undersigned Registrant hereby undertakes to:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

38

4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

39

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 4 to Form S-1 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Tel Aviv on May 2, 2012 .

By: /s/ ElkaYaron
Name: ElkaYaron
Title: President, Chief Executive Officer, Treasurer and Director
(Principal Executive and Principal

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: May 2, 2012	/s/ Elka Yaron
Name: Elka Yaron
Title: President, Treasurer and Director
(Principal Executive and Principal
Financial and Accounting Officer)

Date: May 2, 2012	/s/ Aharon Shnitzur
Name: Aharon Shnitzur
Title: Secretary and Director

40

ECO PLANET CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

F-1

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Eco Planet Corp.:

We have audited the accompanying balance sheet of Eco Planet Corp. (a Delaware corporation in the development stage) as of December 31, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (September 14, 2011) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eco Planet Corp. as of December 31, 2011 and the results of its operations and its cash flows from inception (September 14, 2011)  through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2011, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

Baltimore, Maryland

January 11, 2012

F-2

ECO PLANET CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF DECEMBER 31, 2011

As of
December 31,
2011

ASSETS

Current Assets:
Cash or cash equivalents	$19,980
Deferred offering costs	4,500
Total current assets	24,480

Total Assets	$24,480

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$4,797
Total Current Liabilities	4,797

Commitments and Contingencies	-

Stockholders' Equity:
Common stock, par value $0.0001 per share, 150,000,000 shares authorized; 1,700,000 shares issued and outstanding	170
Additional paid-in capital	20,230
Earnings (Deficit) accumulated during development stage	(717)

Total stockholders' equity	19,683

Total Liabilities and Stockholders' Equity	$24,480

The accompanying notes to financial statements are

an integral part of these statements.

F-3

ECO PLANET CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

CUMULATIVE FROM INCEPTION (SEPTEMBER 14, 2011)

THROUGH DECEMBER 31, 2011

	September 14, 2011	Cumulative
	Through	From
	December 31, 2011	Inception

Revenues	$-	$-

Expenses:
General and administrative -
Filing fees	297	297
Other	420	420

Total general and administrative expenses	717	717

(Loss) from Operations	(717)	(717)

Provision for income taxes	-	-

Net (Loss)	$(717)	$(717)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	1,590,826

The accompanying notes to financial statements are

an integral part of these statements.

F-4

ECO PLANET CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM INCEPTION (SEPTEMBER 14, 2011)

THROUGH DECEMBER 31, 2011

				(Deficit)
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-

Common stock issued for cash ($0.012/share)	1,700,000	170	20,230	-	20,400

Net (loss) for the period	-	-	-	(717)	(717)

Balance -December 31, 2011	1,700,000	170	20,230	(717)	19,683

The accompanying notes to financial statements are

an integral part of these statements.

F-5

ECO PLANET CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

CUMULATIVE FROM INCEPTION (SEPTEMBER 14, 2011)

THROUGH DECEMBER 31, 2011

	September 14,
	2011	Cumulative
	Through	From
	December 31,
	2011	Inception

Operating Activities:
Net (loss)	$(717)	$(717)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Deferred offering costs	(4,500)	(4,500)
Accounts payable and accrued liabilities	4,797	4,797

Net Cash Used in Operating Activities	(420)	(420)

Investing Activities:
Cash provided by investing activities	-	-

Net Cash Provided by Investing Activities	-	-

Financing Activities:
Proceeds from common stock	20,400	20,400

Net Cash Provided by Financing Activities	20,400	20,400

Net (Decrease) Increase in Cash	19,980	19,980

Cash - Beginning of Period	-	-

Cash - End of Period	$19,980	$19,980

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

F-6

ECO PLANET CORP. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

  Basis of Presentation and Organization

Eco Planet Corp. (the “Company”) is in the development stage, and has limited operations. The Company was incorporated under the laws of the State of Delaware on September 14, 2011. The business plan of the Company is to become online seller of green, environmentally friendly and alternative energy related products i.e. ecologically friendly products. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2011.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

F-7

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2011 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All non cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

F-8

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2011 and cumulative expenses from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2.   Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to become online seller of low-cost LED lighting and other environmentally conscious products.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2011 the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.   Common Stock

On September 21, 2011, the Company issued 1,700,000 shares of common stock to the directors of the Company at a price of $0.012 per share, for a $20,400 subscription receivable. Payments of the subscription were received on December 21, 2011.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 800,000 shares of newly issued common stock at an offering price of $0.15 per share for proceeds of up to $120,000. As of December 31, 2011, the Company accrued $4,500 of audit deferred offering costs related to this capital formation activity.

4.   Income Taxes

The provision (benefit) for income taxes for the period ended December 31, 2011 was as follows (assuming a 15% effective tax rate):

F-9

2011

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$108
Change in valuation allowance	(108)

Total deferred tax provision	$-

The Company had deferred income tax assets as of December 31, 2011 as follows:

2011

Loss carryforwards	$108
Less - Valuation allowance	(108)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended December 31, 2011 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2011, the Company had approximately $717 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2031.

The Company did not identify any material uncertain tax positions on tax returns that were or will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

5.   Related Party Loans and Transactions

On September 21, 2011, the Company issued 1,700,000 shares of common stock to the director and the secretary of the Company at a price of $0.012 per share, for a $20,400 subscription receivable. Payments of the subscriptions were received on December 21.

F-10

The Company's director provides rent-free office space to the Company.

6.   Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

7.   Subsequent Events

Subsequent events have been evaluated through January 11, 2012, which is the date these financial statements were available to be issued.

F-11